EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2978, 333-32481 and 333-60018) of CFC
International, Inc. of our report dated May 27, 2005 relating to the financial statements of the CFC International, Inc. Employees' Savings and Investment Plan, which appear in this Form 11-K.



PricewaterhouseCoopers LLP
Chicago, Illinois
June 29, 2005